EXHIBIT 99.1

O'Reilly Automotive, Inc. Announces Dates for the 2008 Third Quarter Earnings Release and Conference Call

    * Earnings Release Date -- Wednesday, October 29, 2008 After 5:30 pm
                                Central Time
    * Conference Call Date -- Thursday, October 30, 2008 At 10:00 am
                                Central Time

SPRINGFIELD, Mo., Oct. 6, 2008 (GLOBE NEWSWIRE) -- O'Reilly Automotive, Inc. (the "Company") (Nasdaq:ORLY) announces the release date for third quarter 2008 earnings as Wednesday, October 29, 2008, with a conference call to follow on Thursday, October 30, 2008.

The Company's third quarter 2008 earnings will be released after 5:30 p.m. central time on Wednesday, October 29, 2008, and can be viewed, at that time, on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room."

Investors are invited to listen to the Company's conference call discussing the financial results for the third quarter of 2008, on Thursday, October 30, 2008, at 10:00 a.m. central time, via web cast on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room." A replay of the call will also be available on the Company's website following the conference call. We invite interested analysts to join our call. The dial-in number for the call is (706) 643-0114; the conference call ID number is 67869511.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 3,267 stores in 38 states as of July 31, 2008.

The O'Reilly Automotive, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5430

CONTACT:  O'Reilly Automotive, Inc.
          Greg Henslee
          Tom McFall
          (417) 862-3333